EXHIBIT 99.3


                         Summary Financial Data--United

         The following table sets forth United's summary financial data. The condensed consolidated financial data of United as of December 31, 2002 and December 31, 2003 and for each of the years ended December 31, 2001, 2002 and 2003 have been derived from United's audited consolidated financial statements included elsewhere in this offering memorandum. The condensed consolidated financial data as of and for the nine months ended September 30, 2003 and September 30, 2004 have been derived from United's unaudited consolidated financial statements included elsewhere in this offering memorandum. The summary financial data for the nine months ended September 30, 2004 includes the results of Nu-Gro from the date United acquired it on April 30, 2004 and the results of United Pet Group from the date United acquired it on July 30, 2004. The unaudited condensed consolidated pro forma statements of operations for United for the year ended December 31, 2003 and for the nine months ended September 30, 2004 have been derived from United's unaudited pro forma condensed consolidated financial information for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, included elsewhere in this offering memorandum, which unaudited pro forma condensed consolidated financial information gives effect to the acquisition of Nu-Gro and United Pet Group at the beginning of the periods presented. The unaudited condensed consolidated financial data as of and for the nine months ended September 30, 2003 and September 30, 2004 and the unaudited pro forma condensed consolidated financial information for the nine months ended September 30, 2004 reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of United's management, necessary for a fair presentation of United's financial statements, results of operations and cash flows as of and for the periods presented. The pro forma results are not necessarily indicative of United's results had the acquisitions reflected therein been consummated on the dates indicated and the results included below and elsewhere in this offering memorandum are not necessarily indicative of United's future performance, and results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of United's operations for the full year. This information is only a summary and should be read in conjunction with "Selected Financial Data--United," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and United's, United Pet Group's and Nu-Gro's consolidated financial statements and United's unaudited pro forma condensed consolidated financial information and the notes thereto included elsewhere in this offering memorandum. A final determination of fair values and useful lives of certain assets of United Pet Group and Nu-Gro may differ from preliminary estimates made by United's management. Any final adjustments may change the allocation of purchase price, which could affect the fair values assigned to the assets and liabilities, and could result in a change to the unaudited pro forma condensed consolidated financial data.



                                              Fiscal Year Ended December 31,                   Nine Months Ended September 30,
                                       ----------------------------------------------     ---------------------------------------
                                                                           Pro Forma      (As Restated)                Pro Forma
                                        2001       2002(1)       2003        2003            2003(2)         2004         2004
                                       -------     -------      ------     ---------      ------------     --------    ----------
                                                                             ($ in millions)

Statement of Operations Data:
Net sales                             $  273.3    $  480.0     $ 536.1      $   923.3        $    488.8   $   593.6    $   803.1
Cost of goods sold(3)(4)                 148.4       305.6       328.2          609.2             297.3       392.8        546.5
Gross profit                             124.9       174.4       207.9          314.1             191.5       200.8        256.6
Operating expenses                        80.2       113.2       139.0          209.0             111.5       138.2        187.7
Income from operations                    44.7        61.2        68.9          105.1              80.0        62.7         68.9
Income before income taxes                 8.9        28.8        32.7           56.7              52.4        28.7         29.2
Net income(5)                              6.7        25.3       115.5          131.7              31.6        21.3         18.6

Other Financial Data:
EBITDA(6)                             $   49.7    $   71.4     $  85.5      $   142.0        $     92.2   $    86.8    $   104.2
Adjusted EBITDA(6)                        58.2        72.9        86.8          145.1              93.4        96.5        135.3
Net cash provided by operating
   activities                             25.4        38.2        17.3                             47.0        86.4
Capital expenditures                       7.9        10.5        11.7                              6.7        12.0
Depreciation and amortization
   (excluding amortization of
   debt issuance costs)(7)                 4.9        10.2        16.6           36.9              12.1        24.1         35.3

Balance Sheet Data (at period
   end):
Cash and cash equivalents             $     --    $   10.3     $  11.4                       $     44.1   $     8.3
Working capital                           (9.5)       50.8        82.5                            101.6       180.1
Total assets                             272.6       386.0       479.9                            403.6     1,054.7
Total debt, including capital
   lease obligation                      351.8       404.9       392.2                            392.8       872.3
Total shareholders' equity
   (deficit)                            (144.4)      (96.2)       15.1                            (67.7)       68.2

-----------------------------------------------

(1) United's historical operating results for the year ended December 31, 2002 include the operating results of Schultz from May 9, 2002, the date of merger, and WPC Brands from December 6, 2002, the date of acquisition.

(2) United had initially reflected the guidance outlined in EITF 02-17, "Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination" as of the date United finalized the allocation of the purchase price in connection with its acquisition of Schultz, in the first quarter of 2003, and began amortizing the customer relationship intangible asset over its remaining useful life. In March 2004, United determined that the effect of the application of EITF 02-17 should have been applied from the date of acquisition and, as such should have resulted in a $2.4 million non-cash charge for the additional amortization related to the final valuation of the $24.6 million customer relationship intangible asset. Accordingly, United restated the March 31, 2003 quarterly financial information to include the non-cash adjustment, which has increased first quarter 2003 selling, general and administrative expenses by $2.4 million and decreased income before income tax expense and net income by $2.4 million, as the intangible assets are not deductible for tax purposes.

(3) Cost of goods sold for the nine months ended September 30, 2004 includes a $9.3 million inventory write-up for inventory recorded at fair value in connection with the Nu-Gro and United Pet Group acquisitions in April 2004 and July 2004, respectively. Cost of goods sold for the year ended December 31, 2003 includes a $1.3 million inventory write-up for inventory recorded at fair value in connection with the WPC Brands acquisition in December 2002. Cost of goods sold for the year ended December 31, 2002 includes a $1.5 million inventory write-up for inventory recorded at fair value in connection with the Schultz merger in May 2002.

(4) During the year ended December 31, 2001, United recorded an $8.5 million charge, of which $5.6 million was recorded in facilities and organizational rationalization related to a warehouse consolidation project and severance costs associated with an early voluntary retirement program, $2.7 million was recorded in cost of goods sold as a result of obsolete inventory related to the discontinuance of a product, and $0.2 million was recorded in selling, general and administrative expenses. In addition, selling, general and administrative expenses for the year ended December 31, 2003 includes a $2.4 million non-cash charge for additional amortization related to the final valuation of the $24.6 million customer relationship intangible asset acquired in United's merger with Schultz as previously described in note (2) above. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--United--Other Events and Recent Strategic Transactions."

(5) During the year ended December 31, 2003, United determined it was more likely than not that it would fully utilize its deferred tax assets and, accordingly, it fully reversed the valuation allowance of $104.1 million resulting in an income tax benefit for the year ended December 31, 2003.

(6) EBITDA represents net income plus interest expense, income tax expense, depreciation and amortization (excluding amortization or write-off of debt issuance costs). Adjusted EBITDA consists of EBITDA plus non-cash charges included within operating expenses, such as depreciation and amortization expense associated with the write-up of fixed assets and intangible assets acquired from Nu-Gro and United Pet Group to estimated fair value on their acquisition dates, as required by purchase accounting, and other non-cash expenses, and nonrecurring charges included within operating expenses, such as rationalization of certain facilities and organizational activities in 2001.

      EBITDA and Adjusted EBITDA are measures commonly used by financial analysts in evaluating performance. Accordingly, management believes that EBITDA and Adjusted EBITDA may be useful for potential purchasers of notes in assessing our operating performance and our ability to meet our debt service requirements. EBITDA and Adjusted EBITDA, as used herein, are not necessarily comparable to similarly titled measures of other companies. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating results and liquidity. EBITDA and Adjusted EBITDA should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP.

      EBITDA and Adjusted EBITDA are calculated from net income and reconciled to operating income as follows:


                                                                         Fiscal Year Ended                 Nine Months Ended
                                                                            December 31,                     September 30,
                                                                 ----------------------------------     ---------------------------
                                                                                             Pro           (As                Pro
                                                                                            Forma       Restated)            Forma
                                                                  2001    2002    2003       2003          2003      2004     2004
                                                                 ------  ------  ------    --------     ---------  -------  -------
                                                                                          ($ in millions)
Net income                                                       $  6.7  $ 25.3  $ 115.5    $ 131.7      $   31.6  $ 21.3  $  18.6
   Interest expense, net                                           35.8    32.4     36.2       48.4          27.6    33.9     39.7
   Income tax expense (benefit)                                     2.2     3.4    (82.9)     (75.0)         20.8     7.5     10.6
                                                                 ------  ------  ------    --------     ---------  -------  -------
Operating income                                                   44.7    61.2     68.9      105.1          80.0    62.7     68.9
   Depreciation and amortization                                    4.9    10.2     16.6       36.9          12.1    24.1     35.3
                                                                 ------  ------  ------    --------     ---------  -------  -------
EBITDA                                                             49.7    71.4     85.5      142.0          92.2    86.8    104.2

   Fair value increase to acquired inventory                         --     1.5      1.3        3.1           1.3     9.3      9.3
   Non-cash stock based compensation                                 --      --       --         --            --     0.5      0.5
   Nonrecurring expenses:
      United Pet Group warrant interest incurred prior to the
         acquisition by United                                       --     --        --        --             --      --      6.9
      Restructuring and integration costs associated with the
         United Pet Group and Nu-Gro acquisitions                    --     --        --        --             --      --      5.6
      United Pet Group transaction costs incurred in
         conjunction with its sale to United                         --     --        --        --             --      --      7.3
      United Pet Group deferred financing costs write-off            --     --        --        --             --      --      1.5
      Facilities and organizational rationalization                 8.5     --        --        --             --      --       --
                                                                 ------  ------   ------    --------      --------  -------  ------

Adjusted EBITDA                                                  $ 58.2  $ 72.9  $  86.8    $ 145.1     $    93.4  $ 96.5   $135.3
                                                                 ======  ======   =======  =========      ========  =======  ======

(7) In accordance with current accounting standards, depreciation and amortization for the years ended December 31, 2003 and 2002 does not include amortization of goodwill. The year ended December 31, 2001 includes amortization expense related to goodwill of less than $0.1 million. Depreciation and amortization for the year ended December 31, 2003 includes a $2.4 million non-cash charge for additional amortization related to the final valuation of the $24.6 million customer relationship intangible asset acquired in United's merger with Schultz. For more information, see "Management's Discussion and Analysis of Financial
      Condition and Results of Operations--United--Other Events and Recent
      Strategic Transactions."